Exhibit 99.1

AVIV
REIT

Third Quarter 2014 Earnings Release and Supplemental Information

ALF – Lewiston, ID

Royal Park

SNF – Spokane, WA

Aviv REIT, Inc.
(NYSE: AVIV)
303 W. Madison St.,
Suite 2400
Chicago, IL 60606
312.855.0930
www.avivreit.com

info@avivreit.com

Third Quarter 2014 Results

Table of Contents

Earnings Release	1-5

Consolidated Statements of Operations	6

Reconciliations of Net Income to EBITDA, Adjusted EBITDA, FFO, Normalized FFO and AFFO	7

Consolidated Balance Sheets	8

Consolidated Statements of Cash Flows	9-10

Portfolio Summary	11-13

Investment Activity	14

Debt Summary and Capitalization	15

Common Share and OP Unit Weighted Average Amounts Outstanding	16

2014 Guidance	17

Definitions and Footnotes	18-19

Note: This earnings release and the related supplemental information contain certain non-GAAP financial measures that we believe are helpful in understanding our business, as further discussed herein. These financial measures, which include Funds From Operations, Normalized Funds From Operations, AFFO, EBITDA and Adjusted EBITDA, should not be considered as an alternative to net income, earnings per share or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity. Information included in this supplemental package is unaudited. For a reconciliation of each such non-GAAP financial measure to the most directly comparable GAAP financial measure, please see page 7.

AVIV REIT REPORTS THIRD QUARTER 2014 RESULTS

$403 MILLION OF ACQUISITIONS YEAR-TO-DATE

CHICAGO, IL – October 31, 2014 – Aviv REIT, Inc. (NYSE: AVIV) today reported results for the third quarter ended September 30, 2014. All per share results are reported on a fully diluted basis.

Q3 Highlights

•	$194.1 million of acquisitions

•	$99.8 million of SNF acquisitions at a blended initial cash yield of 9.2%

•	$82.0 million of ALF acquisitions at a blended initial cash yield of 8.0%

•	$12.3 million acquisition for land and entitlements for future identified new construction ALFs

•	Invested $24.6 million for property reinvestment and new construction

•	AFFO of $28.8 million, or $0.47 per share, a 9% increase over Q3 2013

•	Adjusted EBITDA of $43.0 million, a 33% increase over Q3 2013

•	Sold five properties for $0.8 million recording a net GAAP loss of $2.5 million

Q4 Quarter-to-date Highlights

•	$33.1 million of acquisitions

•	$4.6 million acquisition of one SNF at an initial cash yield of 10.0%

•	$28.5 million acquisitions of two SNFs at an initial cash yield of 9.0%

Craig M. Bernfield, Aviv’s Chairman and Chief Executive Officer, said, “We are pleased with our third quarter performance. We have produced a significant volume of attractive investments, completing over $440 million year-to-date, already the most we have ever closed in a calendar year, significantly exceeding the $239 million of investments we completed in 2013. These investments include approximately $400 million of acquisitions and approximately $40 million of reinvestment and new construction projects, which are key to our commitment to owning high quality properties across our portfolio. We continue to acquire high-quality SNFs and ALFs with knowledgeable and experienced operators at attractive valuations, cash yields and coverages, all consistent with our track record. We are working on a number of identified acquisitions and other investments that we expect to close prior to year-end or in early 2015. We believe that we are in a great position to continue to grow given our operator relationships, market presence, liquidity, access to capital and cost of capital.”

Third Quarter 2014 Results

AFFO for the quarter ended September 30, 2014 was $28.8 million, or $0.47 per share, compared to $21.8 million, or $0.43 per share, for the quarter ended September 30, 2013, an increase of 9% per share. The growth in AFFO per share was driven primarily by the Company’s strong acquisition activity offset by the additional shares of common stock issued during the second quarter of 2014.

Adjusted EBITDA for the quarter ended September 30, 2014 was $43.0 million, compared to $32.4 million for the quarter ended September 30, 2013, an increase of 33%. Net income for the quarter ended September 30, 2014 was $12.0 million, or $0.20 per share, compared to $10.1 million, or $0.20 per share, for the quarter ended September 30, 2013.

Nine Months 2014 Results

AFFO for the nine months ended September 30, 2014 was $78.3 million, or $1.37 per share, compared to $58.6 million, or $1.28 per share, for the nine months ended September 30, 2013, an increase of 7%. The growth in AFFO per share was driven primarily by the Company’s strong acquisition activity.

Adjusted EBITDA for the nine months ended September 30, 2014 was $120.2 million, compared to $95.2 million for the nine months ended September 30, 2013, an increase of 26%. Net income for the nine months ended September 30, 2014 was $32.0 million, or $0.56 per share, compared to $12.0 million, or $0.26 per share, for the nine months ended September 30, 2013.

Portfolio Update

Acquisitions:

During the third quarter, the Company completed four transactions acquiring 12 properties and two land parcels in 4 states with 3 operators for $194.1 million, comprised of the following:

•	Three SNFs in Missouri for $16.2 million triple-net leased to existing operator Diversicare at an initial cash yield of 10.0%.

•	Two ALFs and one SNF in Massachusetts for $82.0 million triple-net leased to existing operator Maplewood Senior Living, an operator of 12 facilities in three states, at an initial cash yield of 8.0%.

•	Two land parcels and entitlements for $12.3 million for future identified new construction ALFs.

•	Four post-acute and long-term care SNFs in Washington, an ALF in Washington and a campus in Idaho, which includes a SNF and an ALF, for a total price of $83.6 million. The SNF and ALF properties are triple-net leased to existing Aviv operator EmpRes at a blended initial cash yield of 9.0%.

During the fourth quarter, the Company completed two transactions acquiring three properties for $33.1 million.

Year-to-date, the Company has completed 18 transactions acquiring 41 properties in 10 states with 9 operators for $403 million at a blended initial cash yield of 9.3%. The Company has also invested $40.6 million through September 30, 2014 for property reinvestment and new construction.

Dispositions:

During the third quarter, the Company sold five properties for $763,000 recording a net GAAP loss of $2.5 million or $0.04 per share. These five properties were previously closed in conjunction with each local existing operator agreeing to continue to pay the remaining contractual rent owed of approximately $6.9 million under the cross-defaulted existing triple-net lease. The Company also recorded an impairment charge of $1.5 million in the third quarter on a property held for sale and expected to sell in the fourth quarter.

Year-to-date, the Company sold seven properties for $1.4 million recording $0.9 million of impairments and a net GAAP loss of $2.5 million related to such sales. Five of the seven properties were previously closed in conjunction with each local existing operator agreeing to continue to pay the remaining contractual rent owed of approximately $6.9 million under the cross-defaulted existing triple-net lease.

Balance Sheet and Liquidity

As of September 30, 2014, the Company had $16 million of cash, $425 million of availability on its $600 million unsecured credit facility and a net debt to Adjusted EBITDA ratio of 4.8. As of today, the Company has $220 million outstanding under its credit facility.

Dividends

On July 29, 2014, the Company announced that its Board of Directors declared a dividend for the third quarter of $0.36 per share. The dividend was paid in cash on October 10, 2014 to stockholders of record on September 26, 2014.

Full Year 2014 AFFO Guidance

The Company is reaffirming its AFFO guidance range of $1.89 to $1.93 per share for the full year 2014. The details underlying this guidance can be found on page 17 of this earnings release and supplemental information.

Conference Call and Webcast Information

In a separate press release issued today, Aviv announced that it has entered into a definitive agreement to merge with Omega Healthcare Investors, Inc.

In lieu of Aviv’s previously scheduled call to discuss third quarter earnings, Omega and Aviv will hold a joint conference call to discuss this transaction today at 8:30 a.m. Eastern Time (7:30 a.m. Central Time). The conference call is being webcast and can be accessed at Omega’s website at www.omegahealthcare.com and at Aviv’s website at www.avivreit.com or by dialing (877) 511-2891 for those within the United States. The Canadian toll-free dial-in number is (855) 669-9657. All other international participants can use the dial-in number (412) 902-4140. Ask the operator to be connected to the “Omega Healthcare Investors, Inc. and Aviv REIT, Inc. Merger Call.” A replay of the webcast will be available at approximately 11:30 a.m. Eastern Time today on Omega and Aviv’s websites or by calling (877) 344-7529, passcode 10055663. The webcast will be archived for 30 days.

About Aviv

Aviv REIT, Inc., based in Chicago, is a real estate investment trust that specializes in owning post-acute and long-term care SNFs and other healthcare properties. Aviv is one of the largest owners of SNFs in the United States and has been in the business for over 30 years. As of today, the Company owns 316 properties that are triple-net leased to 38 operators in 29 states.

For more information about the Company and the proposed merger transaction, please visit our website at www.avivreit.com or contact: Craig M. Bernfield, Chairman & Chief Executive Officer at 312-855-0930.

Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts. Examples of forward-looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, business strategy, projected growth opportunities and potential acquisitions and plans, objectives of management for future operations and completion of the proposed merger transaction. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “anticipate,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek” or comparable terms, or the negative use of those words, but the absence of these words does not necessarily mean that a statement is not forward-looking.

These forward-looking statements are made based on our current expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. Important factors, risks and uncertainties that could cause actual results to differ materially from our expectations include those disclosed under Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, Part II, Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2014 and elsewhere in filings made by us with the Securities and Exchange Commission (SEC). These factors include, among others: uncertainties relating to the operations of our operators, including those relating to reimbursement by government and other third-party payors, compliance with regulatory requirements and occupancy levels; our ability to successfully engage in strategic acquisitions and investments; competition in the acquisition and ownership of healthcare properties; our ability to monitor our portfolio; environmental liabilities associated with our properties; our ability to re-lease or sell any of our properties; the availability and cost of capital; changes in interest rates; the amount and yield of any additional investments; changes in tax laws and regulations affecting real estate investment trusts (REITs); our ability to maintain our status as a REIT; and the other factors relating to the proposed merger transaction set forth in the press release relating to the proposed merger transaction issued on the date hereof.

There may be additional risks of which we are presently unaware or that we currently deem immaterial. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date as of which such statements are made. Forward-looking statements are not guarantees of future performance. Except as required by law, we do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date as of which such statements are made or to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained herein.

Additional Information about the Proposed Transaction and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote or approval. In connection with the proposed transaction, Omega and Aviv expect to prepare and file with the SEC a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents with respect to Omega’s proposed acquisition of Aviv. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by Omega and Aviv with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Omega with the SEC will also be available free of charge on Omega’s website at www.omegahealthcare.com and copies of the documents filed by Aviv with the SEC are available free of charge on Aviv’s website at www.avivreit.com.

Omega, Aviv and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Omega’s and Aviv’s shareholders in respect of the proposed transaction. Information regarding Omega’s directors and executive officers can be found in Omega’s definitive proxy statement filed with the SEC on April 29, 2014. Information regarding Aviv’s directors and executive officers can be found in Aviv’s definitive proxy statement filed with the SEC on April 15, 2014. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available. These documents are available free of charge on the SEC’s website and from Omega and Aviv, as applicable, using the sources indicated above.

Aviv REIT, Inc.

Consolidated Statements of Operations

(unaudited, in thousands except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues
Rental income	$46,079	$31,693	$127,941	$99,206
Interest on loans and financing lease	1,101	1,131	3,263	3,272
Interest and other income	191	49	1,232	128

Total revenues	47,371	32,873	132,436	102,606

Expenses
Interest expense incurred	12,376	8,577	36,489	29,599
Amortization of deferred financing costs	988	810	2,944	2,516
Depreciation and amortization	11,522	8,302	31,470	24,399
General and administrative	5,296	4,041	16,960	21,150
Transaction costs	1,220	1,036	3,813	1,906
Loss on impairment	1,479	—	2,341	—
Reserve for uncollectible loans and other receivables	9	27	3,509	57
Loss (gain) on sale of assets, net	2,445	13	2,458	(26)
Loss on extinguishment of debt	—	—	501	10,974

Total expenses	35,336	22,806	100,485	90,575

Net income	12,035	10,067	31,951	12,031
Net income allocable to noncontrolling interests - operating partnership	(2,344)	(2,446)	(6,662)	(3,236)

Net income allocable to common stockholders	$9,691	$7,621	$25,289	$8,795

Earnings per common share:
Basic:
Net income allocable to common stockholders	$0.21	$0.20	$0.58	$0.27
Diluted:
Net income allocable to common stockholders	$0.20	$0.20	$0.56	$0.26

Weighted average common shares outstanding:
Basic	47,213,612	37,271,714	43,576,705	32,408,843
Diluted	60,967,867	50,838,529	57,127,784	42,101,077

Dividends declared per common share	$0.36	$0.36	$1.08	$0.744

Aviv REIT, Inc.

Reconciliations of Net Income to EBITDA and Adjusted EBITDA1

(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income	$12,035	$10,067	$31,951	$12,031
Interest expense, net	12,376	8,577	36,488	29,598
Amortization of deferred financing costs	988	810	2,944	2,516
Depreciation and amortization	11,522	8,302	31,470	24,399

EBITDA	36,921	27,756	102,853	68,544

Loss on impairment	1,479	—	2,341	—
Loss (gain) on sale of assets, net	2,445	13	2,458	(26)
Transaction costs	1,220	1,210	3,813	1,906
Write-off of straight-line rents	—	2,887	1,380	2,887
Non-cash stock-based compensation	970	535	3,602	10,930
Loss on extinguishment of debt	—	—	501	10,974
Reserve for uncollectible loan receivables	—	—	3,211	11

Adjusted EBITDA	$43,035	$32,401	$120,159	$95,226

(1)	See definitions and footnotes on pages 18 and 19

Aviv REIT, Inc.

Reconciliations of Net Income to FFO, Normalized FFO and AFFO1

(unaudited, in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income	$12,035	$10,067	$31,951	$12,031
Depreciation and amortization	11,522	8,302	31,470	24,399
Loss on impairment	1,479	—	2,341	—
Loss (gain) on sale of assets, net	2,445	13	2,458	(26)

FFO	27,481	18,382	68,220	36,404

Loss on extinguishment of debt	—	—	501	10,974
Reserve for uncollectible loan receivables	—	—	3,211	11
Transaction costs	1,220	1,210	3,813	1,906

Normalized FFO	28,701	19,592	75,745	49,295

Amortization of deferred financing costs	988	810	2,944	2,516
Non-cash stock-based compensation	970	535	3,602	10,930
Straight-line rental income, net	(1,727)	1,227	(3,420)	(2,998)
Rental income from intangible amortization, net	(132)	(365)	(539)	(1,097)

AFFO	$28,800	$21,799	$78,332	$58,646

Weighted average common shares and units outstanding, basic	58,633	49,210	55,055	44,347

Weighted average common shares and units outstanding, diluted	60,968	50,839	57,128	45,818

AFFO per share and unit, basic	$0.49	$0.44	$1.42	$1.32

AFFO per share and unit, diluted	$0.47	$0.43	$1.37	$1.28

(1)	See definitions and footnotes on pages 18 and 19

Aviv REIT, Inc.

Consolidated Balance Sheets

(unaudited, in thousands except share data)

	September 30, 2014	December 31, 2013
Assets
Income producing property
Land	$171,098	$138,150
Buildings and improvements	1,498,117	1,138,173
Assets under direct financing leases	11,262	11,175

	1,680,477	1,287,498
Less accumulated depreciation	(175,983)	(147,302)
Construction in progress and land held for development	34,421	23,292

Net real estate	1,538,915	1,163,488
Cash and cash equivalents	15,834	50,764
Straight-line rent receivable, net	44,000	40,580
Tenant receivables, net	2,011	1,647
Deferred finance costs, net	17,651	16,643
Loan receivables, net	43,272	41,686
Other assets	15,805	15,625

Total assets	$1,677,488	$1,330,433

Liabilities and equity
Secured loan	$13,478	$13,654
Unsecured notes payable	652,410	652,752
Line of credit	175,000	20,000
Accrued interest payable	10,903	15,284
Dividends and distributions payable	21,078	17,694
Accounts payable and accrued expenses	11,894	10,555
Tenant security and escrow deposits	24,066	21,586
Other liabilities	10,419	10,463

Total liabilities	919,248	761,988
Equity:
Stockholders’ equity
Common stock (par value $0.01; 47,216,963 and 37,593,910 shares issued and outstanding, as of September 30, 2014 and December 31, 2013, respectively)	472	376
Additional paid-in-capital	722,030	523,658
Accumulated deficit	(112,119)	(89,742)

Total stockholders’ equity	610,383	434,292
Noncontrolling interests - operating partnership	147,857	134,153

Total equity	758,240	568,445

Total liabilities and equity	$1,677,488	$1,330,433

Aviv REIT, Inc.

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Nine Months Ended September 30,
	2014	2013
Operating activities
Net income	$31,951	$12,031
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,470	24,399
Amortization of deferred financing costs	2,944	2,516
Accretion of debt premium	(401)	(377)
Straight-line rental income, net	(3,420)	(2,998)
Rental income from intangible amortization, net	(539)	(1,097)
Non-cash stock-based compensation	3,602	10,930
Loss (gain) on sale of assets, net	2,458	(26)
Non-cash loss on extinguishment of debt	494	5,161
Loss on impairment	2,341	—
Reserve for uncollectible loan and other receivables	3,509	57
Changes in assets and liabilities:
Tenant receivables	(662)	(3,785)
Other assets	(545)	1,058
Accounts payable and accrued expenses	(6,395)	(9,468)
Tenant security deposits and other liabilities	3,281	(2,006)

Net cash provided by operating activities	70,088	36,395

Investing activities
Purchase of real estate	(368,870)	(38,076)
Proceeds from sales of real estate , net	1,337	4,842
Capital improvements	(10,293)	(9,909)
Development projects	(30,316)	(14,380)
Loan receivables received from others	7,613	3,222
Loan receivables funded to others	(12,410)	(2,707)

Net cash used in investing activities	(412,939)	(57,008)

Aviv REIT, Inc.

Consolidated Statements of Cash Flows (continued)

(unaudited, in thousands)

	Nine Months Ended September 30,
	2014	2013
Financing activities
Borrowings of debt	$283,000	$160,000
Repayment of debt	(128,117)	(353,203)
Payment of financing costs	(4,588)	(5,290)
Capital contributions	60	425
Proceeds from issuance of common stock	221,720	303,600
Cost of raising capital	(10,551)	(25,380)
Shares issued for settlement of vested stock and exercised stock options, net	3,053	—
Cash distributions to partners	(12,449)	(16,276)
Cash dividends to stockholders	(44,207)	(48,907)

Net cash provided by financing activities	307,921	14,969

Net decrease in cash and cash equivalents	(34,930)	(5,644)
Cash and cash equivalents:
Beginning of period	50,764	17,876

End of period	$15,834	$12,232

Supplemental cash flow information
Cash paid for interest	$41,728	$39,645

Supplemental disclosure of noncash activity
Accrued dividends payable to stockholders	$17,009	$—
Accrued distributions payable to partners	$4,069	$—
Write-off of straight-line rent receivable	$1,380	$2,887
Write-off of deferred financing costs, net	$501	$5,161

Aviv REIT, Inc.

Portfolio Summary1

Portfolio Composition

Property Type	Property Count	Number of Beds	Square Feet	Investment (GBV)	Annualized Cash Rent	% of Total Rent
Skilled Nursing	260	23,937	9,243	$1,359,715	$157,450	84.3%
Senior Housing	32	2,387	1,573	263,038	23,550	12.6%
Other Healthcare Properties	21	196	218	57,724	5,766	3.1%

Total	313	26,520	11,034	$1,680,477	$186,766	100.0%

Portfolio Performance

	EBITDARM Coverage	EBITDAR Coverage	Occupancy	Facility Revenue Mix			EBITDAR Margin
Core Portfolio				Private Pay	Medicare	Medicaid
Skilled Nursing	1.80x	1.40x	77.8%	20.3%	24.5%	55.2%	14.0%
Senior Housing	1.26x	1.07x	78.8%	85.0%	4.4%	10.7%	23.5%
Other Healthcare Properties	7.00x	6.26x	86.9%	93.4%	6.6%	0.0%	34.0%

Total	1.84x	1.45x	78.0%	25.2%	23.2%	51.7%	15.0%

State Diversification

		Investment	Annualized Rent
State	Properties	(GBV)	$	%
Texas	67	$288,900	$34,215	18.3%
California	39	182,048	20,999	11.2%
Ohio	27	192,979	20,953	11.2%
Washington	15	122,325	10,396	5.6%
Massachusetts	10	88,118	9,837	5.3%
Pennsylvania	10	79,654	9,361	5.0%
Missouri	18	93,030	9,307	5.0%
Connecticut	6	83,463	9,236	4.9%
Kentucky	10	60,109	6,545	3.5%
Arkansas	10	54,517	5,915	3.2%
Other 19 States	101	435,334	50,002	26.8%

	313	$1,680,477	$186,766	100.0%

Operator Diversification

	Properties		Investment (GBV)	Annualized Rent
Operator (Location)	Aviv	Total		$	%	States
Daybreak (Denton, TX)	51	69	$166,339	$22,013	11.8%	2
Saber (Bedford Heights, OH)	30	79	185,908	21,320	11.4%	6
EmpRes (Vancouver, WA)	23	49	196,256	20,333	10.9%	6
Maplewood (Westport, CT)	12	12	176,632	16,632	8.9%	3
Fundamental (Sparks, MD)	17	75	148,754	14,310	7.7%	8
Preferred Care (Plano, TX)	17	111	68,982	10,701	5.7%	12
Sun Mar (Brea, CA)	13	25	71,122	9,121	4.9%	1
Diversicare (Brentwood, TN)	12	52	90,521	9,094	4.9%	9
Providence (National City, CA)	10	13	48,350	5,258	2.8%	2
Deseret (Bountiful, UT)	17	28	37,623	4,941	2.6%	5
Other 28 Operators	111	402	489,990	53,045	28.4%

	313	915	$1,680,477	$186,766	100.0%

(1)	Dollars and square feet in thousands. Data as of September 30, 2014. Coverage, occupancy, margin and revenue mix information is provided on a trailing twelve month basis through June 30, 2014. Annualized cash rent for leases in place as of September 30, 2014 and includes income from a deferred financing lease.

Totals may not add due to rounding.

Aviv REIT, Inc.

Portfolio Summary

State Occupancy1

State	Aviv Occupancy	State Average	Variance

Texas	72.9%	72.2%	0.7%
California	91.5%	85.0%	6.5%
Ohio	76.1%	84.2%	(8.1%)
Washington	85.1%	80.5%	4.6%
Massachusetts	90.7%	86.9%	3.8%
Pennsylvania	85.4%	90.2%	(4.8%)
Missouri	70.6%	71.7%	(1.1%)
Connecticut	98.2%	NA	NA
Kentucky	83.9%	87.6%	(3.7%)
Arkansas	71.8%	71.4%	0.4%

Lease Maturity Schedule2

Year	Number of Properties	% of Total Rent

2014	0	0.0%
2015	4	0.9%
2016	3	1.3%
2017	16	3.1%
2018	29	9.8%
Thereafter	258	84.9%

Total	310	100.0%

(1)	Occupancy information as of June 30, 2014. State occupancy represents nursing facility occupancies per American Health Care Association. Aviv only has assisted living properties in Connecticut.
(2)	Excludes three development properties with rent start dates in the future.

Aviv REIT, Inc.

Portfolio Summary as of September 30, 2014

EBITDARM Coverage Distribution

EBITDAR (4% Mgmt Fee) Coverage Distribution

Aviv REIT, Inc.

Investment Activity as of September 30, 2014

(in thousands)

2014 Property Reinvestment and New Construction

Period	Property Reinvestment	New Construction	Total
Third quarter	$5,027	$19,597	$24,624
Second quarter	3,422	5,023	8,445
First quarter	1,844	5,696	7,540

			$40,609

New Construction Projects

Operator - Location	Property Type	Beds	Expected Opening Date	Construction in Progress at 9/30/2014	Remaining Costs to be Spent	Total Expected Cost	Expected Yield
Maplewood - Bethel, CT	ALF	80	Q1 2015	$16,550	$3,715	$20,265	9.5%
Care Meridian - numerous locations	—	—	—	628	3,084	3,712	9.5%
Property reinvestment - numerous locations	—	—	—	1,540	1,840	3,380	—
Land held for development	—	—	—	15,703	—	15,703	—

Total				$34,421	$8,639	$43,060

2014 Acquisitions

Period	Property Type	Location	Beds	Amount	Initial Cash Yield
Third quarter[1]	SNF, ALF	2 states	1,420	$181,800	8.7%
Second quarter	SNF	4 states	1,110	82,650	9.8%
First quarter	SNF, ALF, ILF	4 states	1,497	104,420	10.0%

Total			4,027	$368,870	9.3%

(1)	Excludes $12.3 million paid for two land parcels and entitlements for the construction of two ALFs and a 50-unit expansion to an existing ALF.

Aviv REIT, Inc.

Debt Summary and Capitalization as of September 30, 2014

Debt Maturities

Year	Senior Unsecured Notes	Line of Credit	Mortgage Debt	Total Debt
2014	$—	$—	$40	$40
2015	—	—	165	165
2016	—	—	174	174
2017	—	—	183	183
2018	—	175,000	192	175,192
Thereafter	650,000	—	10,367	660,367

Subtotal	650,000	175,000	11,121	836,121
(Discounts) and premiums, net	2,410	—	2,357	4,767

Total debt	$652,410	$175,000	$13,478	$840,888

Weighted average interest rate				6.0%

Weighted average maturity in years				5.4

Fixed and Floating Rate Debt

	Amount	% of Total
Fixed rate debt
Senior unsecured notes	$652,410	77.6%
Mortgage debt	13,478	1.6%

Total fixed rate debt	665,888	79.2%

Floating rate debt
Revolver	175,000	20.8%

Total debt	$840,888	100.0%

Covenants for Senior Unsecured Notes1

Covenant	Requirement	Q3 2014	Q4 2013
Total debt / total assets	No greater than 60%	45%	46%
Secured debt / total assets	No greater than 40%	1%	2%
Interest coverage	No less than 2.00x	3.20x	3.16x
Unencumbered assets / unsecured debt	No less than 150%	212%	185%

Total Market Capitalization

	Shares/units Outstanding	9/30/2014 Closing Price	Value
Common stock and OP units	58,665	$26.35	$1,545,823
Total debt			840,888

Total market capitalization			$2,386,710

Dollars and shares/units in thousands

(1)	Covenants are calculated in accordance with the indenture governing the senior unsecured notes.

Aviv REIT, Inc.

Common Share and OP Unit

Weighted Average Amounts Outstanding

	Q3 2014	Q3 2013	YTD Q3 2014	YTD Q3 2013
Weighted Average Amounts Outstanding for EPS Purposes:

Common shares - basic	47,213,612	37,271,714	43,576,705	32,408,843
Effect of dilutive securities:
OP units	11,419,777	11,938,420	11,478,543	8,221,330
Stock options	2,155,075	1,599,302	1,953,632	1,454,735
Restricted stock units	179,403	29,093	118,904	16,169

Total common shares - diluted	60,967,867	50,838,529	57,127,784	42,101,077

Weighted Average Amounts Outstanding for FFO, Normalized FFO and AFFO Purposes:

Common shares - basic	47,213,612	37,271,714	43,576,705	32,408,843
OP units	11,419,777	11,938,420	11,478,543	11,938,420

Total common shares and OP units	58,633,389	49,210,134	55,055,248	44,347,263
Effect of dilutive securities:
Stock options	2,155,075	1,599,302	1,953,632	1,454,735
Restricted stock units	179,403	29,093	118,904	16,169

Total common shares and units - diluted	60,967,867	50,838,529	57,127,784	45,818,167

Period Ending Amounts Outstanding:
Common shares (includes restricted stock)	47,248,463	37,319,023
OP units	11,416,426	11,938,420

Total common shares and units	58,664,889	49,257,443

Aviv REIT, Inc.

2014 Guidance

Expected 2014 Per Share
Per diluted common share:
Net income	$0.86 - $0.90
Depreciation and amortization	0.75
Loss on impairment	0.04
Loss on sale of assets, net	0.04

FFO	$1.69 - $1.73
Loss on extinguishment of debt	0.01
Reserve for uncollectible loan receivables	0.06
Transaction costs	0.07

Normalized FFO	$1.83 - $1.87
Amortization of deferred financing costs	0.07
Non-cash stock-based compensation	0.08
Straight-line rental income, net	(0.08)
Rental income from intangible amortization, net	(0.01)

AFFO	$1.89 - $1.93

Weighted average common shares and units - diluted	58.2 million

Aviv REIT, Inc.

Definitions and Footnotes

EBITDARM Coverage: Represents EBITDARM, which the Company defines as earnings before interest, taxes, depreciation, amortization, rent expense and management fees allocated by the operator to one of its affiliates, of our operators for the applicable period, divided by the rent paid to the Company by its operators during each period.

EBITDAR Coverage: Represents EBITDAR, which the Company defines as earnings before interest, taxes, depreciation, amortization and rent expense, of its operators for the applicable period, divided by the rent paid to Aviv by its operators during such period. Assumes a management fee of 4%.

EBITDAR Margin: Represents the operator’s EBITDAR for the applicable period divided by the operator’s total revenue for the applicable period.

Enterprise Value: Represents equity market capitalization plus net debt. Equity market capitalization is calculated as the number of shares of common stock and units multiplied by the closing price of the Company’s common stock on the last day of the period presented. Net debt represents total debt less cash and cash equivalents.

Portfolio Occupancy: Represents the average daily number of beds at the Company’s properties that are occupied during the applicable period divided by the total number of beds at the Company’s properties that are available for use during the applicable period.

Property Type: ALF = assisted living facility; LTACH = long-term acute care hospital; MOB = medical office building; TBI = traumatic brain injury facility; SNF = skilled nursing facility

State Average Occupancy: Represents the Nursing Facility State Occupancy Rate as reported by American Health Care Association (AHCA). AHCA occupancy data is calculated by dividing the sum of all facility patients in the state occupying certified beds by the sum of all the certified beds in the state reported at the time of the survey corresponding to the period presented. Aviv occupancy represents the state occupancy for the entire portfolio.

Yield: Represents annualized contractual or projected income to be received in cash divided by investment amount.

Portfolio metrics and other statistics are not derived from Aviv’s financial statements but are operating statistics that the Company derives from reports that it receives from its operators pursuant to Aviv’s triple-net leases. As a result, the Company’s portfolio metrics typically lag its own financial statements by approximately one quarter. In order to determine Aviv’s portfolio metrics for the period presented, the metrics are stated only with respect to properties owned by the Company and operated by the same operator for the portion of the period Aviv owned the properties and exclude assets held for sale, closed properties, properties under construction and, with certain exceptions for shorter periods, properties within 24 months of completion of construction. Accordingly, EBITDARM coverage, EBITDAR coverage, EBITDAR margin, portfolio occupancy and quality mix for the twelve months ended June 30, 2014 included 277 core properties of the 304 properties in the Company’s portfolio as of June 30, 2014.

When Aviv refers to the “total rent” of its portfolio, the Company is referring to the total monthly rent due under all of its triple-net leases as of the date specified, calculated based on the first full month following the specified date. Aviv calculates “annualized rent” for properties during a period by utilizing the amount of rent under contract as of the last day of the period and assume that amount of rent was received in respect of such property throughout the entire period.

Non-GAAP Financial Measures

In addition to the results of operations presented in this release, we use financial measures in this release that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles (GAAP). We derive these non-GAAP measures as follows:

•	FFO is defined by the National Association of Real Estate Investment Trusts, or NAREIT, as net income (computed in accordance with GAAP), excluding gains and losses from sales of property (net) and impairments of depreciated real estate, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Applying the NAREIT definition to our financial statements results in FFO representing net income before depreciation and amortization, loss on impairment, and gain (loss) on sale of assets (net).

•	Normalized FFO represents FFO before loss on extinguishment of debt, reserve for uncollectible loan receivables, transaction costs and severance costs.

•	AFFO represents Normalized FFO before amortization of deferred financing costs, non-cash stock-based compensation, straight-line rental income (net) and rental income from intangible amortization (net).

•	EBITDA represents net income before interest expense (net), amortization of deferred financing costs and depreciation and amortization.

•	Adjusted EBITDA represents EBITDA before loss on impairment of assets, (loss) gain on sale of assets (net), transaction costs, write-off of straight-line rents, non-cash stock-based compensation, loss on extinguishment of debt and reserve for uncollectible loan receivables.

Aviv REIT, Inc.

Definitions and Footnotes

Our management uses FFO, Normalized FFO, AFFO, EBITDA and Adjusted EBITDA as important supplemental measures of our operating performance and liquidity. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue and as an indicator of our ability to incur and service debt. Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate, impairment, gains and losses from property dispositions and extraordinary items and because EBITDA and Adjusted EBITDA exclude certain non-cash charges and adjustments and amounts spent on interest and taxes, they provide our management with performance measures that, when compared year over year or with other REITs, reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and, with respect to FFO, Normalized FFO and AFFO, interest costs, in each case providing perspective not immediately apparent from net income. In addition, we believe that FFO, Normalized FFO, AFFO, EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs.

We offer these measures to assist the users of our financial statements in assessing our financial performance and liquidity under GAAP, but these measures are non-GAAP measures and should not be considered measures of liquidity, alternatives to net income or indicators of any other performance measure determined in accordance with GAAP, nor are they indicative of funds available to fund our cash needs, including our ability to make payments on our indebtedness. In addition, our calculations of these measures are not necessarily comparable to similar measures as calculated by other companies that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors should not rely on these measures as a substitute for any GAAP measure, including net income, cash flows provided by operating activities or revenues.